L-400/90.1
                                                                    Rev. 4/95


                                                       Lease Agreement #4020

                            MASTER LEASE AGREEMENT



   THIS MASTER LEASE AGREEMENT, dated as of May 24, 1995, (the "Master Agreement") is entered into between Capital Associates International, Inc., a Colorado corporation (hereinafter called "Lessor"), having its principal place of business at Capital Associates Tower, 7175 West Jefferson Avenue, Lakewood, Colorado 80235, and Good Times Drive Thru Inc., a Colorado corporation (hereinafter called "Lessee"), having its principal place of business at 8620 Wolff Court, Suite 330, Westminster, Colorado 80030.


   As used herein, the terms "Basic Rent Date", "Casualty Value", "Expiration Date", "Installation Date", "Installation Location", "Overdue Rate" and any additional defined terms required shall have the meanings with respect to each item of Equipment set forth on the Equipment Schedule which describes such item of Equipment.


                         Section I - Lease and Rental

1.1 Lease of Equipment. Subject to the terms and conditions of this Master Agreement, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the items of personal property (collectively the "Equipment" or individually an "item of Equipment") described in Equipment Schedules executed by Lessor and Lessee from time to time pursuant to this Master Agreement. Each Equipment Schedule shall be considered a separate lease incorporating the terms and conditions of this Master Agreement and shall be referred to herein as the "Lease" with respect to the Equipment described on such Equipment Schedule. Notwithstanding Lessee's possession and use of the Equipment, Lessor shall retain the full legal title to the Equipment, it being expressly understood that the Lease is a true lease of Equipment owned by Lessor and not a security instrument. LESSEE ACKNOWLEDGES AND AGREES THAT (i) LESSEE HAS SELECTED BOTH THE EQUIPMENT AND ITS SUPPLIER; (ii) LESSOR IS NOT THE MANUFACTURER OR SUPPLIER OF THE EQUIPMENT AND HAS ACQUIRED THE EQUIPMENT IN CONNECTION WITH THE LEASE; (iii) LESSEE HAS BEEN PROVIDED WITH A COPY OF THE PURCHASE CONTRACT FOR THE EQUIPMENT; (iv) LESSEE IS ENTITLED TO THE BENEFIT OF ANY PROMISES OR WARRANTIES PROVIDED TO LESSOR IN CONNECTION WITH THE EQUIPMENT BY THE MANUFACTURER/SUPPLIER OF THE EQUIPMENT AND MAY CONTACT THE MANUFACTURER/SUPPLIER TO RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF THOSE PROMISES AND WARRANTIES (INCLUDING ANY DISCLAIMERS AND LIMITATIONS); AND (v) THE LEASE QUALIFIES AS A "FINANCE LEASE" PURSUANT TO ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE. On the Installation Date of each item of Equipment, such item of Equipment shall be deemed delivered, accepted by Lessee and subject to the terms and conditions of the Lease. Upon Lessor's request, Lessee will promptly execute and deliver an Acceptance Certificate (prepared by Lessor), confirming such Installation Date. Lessor may complete information, on Lessee's behalf, on the Acceptance Certificate if it is returned incomplete by Lessee.

1.2 Rental. Lessee shall pay to Lessor or its Assignee the rent set forth on the Lease for each item of Equipment (hereinafter referred to as "Basic Rent") and such additional amounts as are required to be paid by Lessee pursuant to the Lease ("Supplemental Rent"). Basic Rent and Supplemental Rent are referred to collectively as "Rent". In addition, Lessee shall pay to Lessor, on demand, to the extent permitted by applicable law, interest at the Overdue Rate on any payment of Rent which is not received by Lessor or Assignee on the applicable due date. Interest shall accrue from the due date until the amount is received.

1.3 Net Lease. The Lease is a net lease, and Lessee acknowledges and agrees that Lessee's obligation to pay all Rent thereunder, and the rights of Lessor in and to such Rent, shall be absolute and unconditional and shall not be subject to any abatement, reduction, set-off, defense, counterclaim or recoupment ("Abatements") for any reason whatsoever, including, without limitation, Abatements due to any present or future claims of Lessee against Lessor under the Lease or otherwise, against the manufacturer or supplier of any item of Equipment, or by reason of any defect in or damage to, or any loss or destruction of any item of Equipment, or the interference with the use thereof, or the bankruptcy or insolvency of Lessor, it being the express intention of Lessor and Lessee that all Rent payable by Lessee thereunder shall be and continue to be payable in all events. To the extent it is determined that other provisions of this Lease are in conflict with Section 1.3 hereof, the parties hereby agree that the terms and conditions of such Section shall take precedence over such other provisions.

1.4 Term of Lease. The term of the Lease for each item of Equipment shall commence on the Installation Date and shall expire on the Expiration Date for such item of Equipment unless, as provided herein, the Lease shall have been earlier terminated, cancelled or the term of the Lease shall have been extended. The Lease shall be automatically extended beyond the Expiration Date, unless (i) Lessor has previously cancelled the Lease (as provided in Section 4.2) or (ii) at least 120 days prior to the Expiration Date, Lessee gives Lessor written notice of its election to terminate the Lease on the Expiration Date and then properly surrenders the Equipment to Lessor (as set forth in Section 3.11 herein) on the day immediately following the Expiration Date. The term of the Lease extension shall be for successive full monthly periods until terminated by either party giving to the other not less than four months prior written notice of termination. If the term of the Lease is so extended, all terms and conditions of the original Lease shall remain in full force and effect.

                 Section II - Representations and Warranties

2.1 Warrantie BETWEEN LESSOR AND LESSEE, ARE TO BE BORNE BY
LESSEE AT ITS SOLE RISK AND EXPENSE. LESSOR SHALL NOT BE LIABLE IN ANY WAY TO LESSEE (i) FOR ANY LOSS, DAMAGE, OR EXPENSE OF ANY KIND CAUSED DIRECTLY OR INDIRECTLY BY THE EQUIPMENT, ITS OPERATION, OR THE INSTALLATION, USE, MAINTENANCE, HANDLING, OR STORAGE THEREOF, OR BECAUSE IT IS OR BECOMES UNSUITABLE OR UNSERVICEABLE, OR FOR ANY INTERRUPTION OF SERVICE OR LOSS OF USE THEREOF, OR (ii) FOR ANY LOSS OF BUSINESS OR PROFITS OR INDIRECT, INCIDENTAL OR CONSEQUENTI BETWEEN LESSOR AND LESSEE, ARE TO BE BORNE BY LESSEE AT ITS SOLE RISK AND EXPENSE. LESSOR SHALL NOT BE LIABLE IN ANY WAY TO LESSEE
(i) FOR ANY LOSS, DAMAGE, OR EXPENSE OF ANY KIND CAUSED DIRECTLY OR INDIRECTLY BY THE EQUIPMENT, ITS OPERATION, OR THE INSTALLATION, USE, MAINTENANCE, HANDLING, OR STORAGE THEREOF, OR BECAUSE IT IS OR BECOMES UNSUITABLE OR UNSERVICEABLE, OR FOR ANY INTERRUPTION OF SERVICE OR LOSS OF USE THEREOF, OR (ii) FOR ANY LOSS OF BUSINESS OR PROFITS OR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHATSOEVER OR HOWSOEVER CAUSED, AND REGARDLESS OF WHETHER A CLAIM IS BASED UPON CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY IN TORT, OR OTHER THEORY. LESSOR MAKES NO PATENT OR INTELLECTUAL PROPERTY WARRANTIES OR REPRESENTATIONS WHATSOEVER. Lessee agrees to look solely to the manufacturer or the supplier of the Equipment and all assignable warranties made by the manufacturer or the supplier of Lessor are hereby assigned to Lessee for the term of the Lease.

2.2 Quiet Enjoyment. Lessor covenants that so long as no Event of Default has occurred under the Lease Lessee may quietly possess the Equipment subject to and in accordance with provisions of the Lease.

                      Section III - Covenants of Lessee

3.1 Use of Equipment. Lessee shall use the Equipment in a manner which will not disqualify it for manufacturer maintenance, and in compliance with all laws, rules and regulations of every governmental authority having jurisdiction over the Equipment and with the provision of all policies of insurance carried by Lessee pursuant to Section 3.5. Lessee shall obtain all permits licenses or other authorizations necessary for the authorizations necessary for the operation and use of the Equipment. Lessee shall pay all costs, expenses, fees and charges incurred in connection with the use and operation of the Equipment.

3.2 Maintenance. Lessee shall, at its expense, take all actions necessary to maintain and repair the Equipment to keep it in as good operating condition as it was when it first became subject to the Lease, ordinary wear and tear resulting from proper use excepted and, unless otherwise expressly provided for in the Lease, shall enter into and keep in force a maintenance agreement with the manufacturer or other maintenance provider acceptable to Lessor to provide such maintenance and repair. Lessee shall, at its expense, promptly replace all parts of any item of Equipment that become worn out, lost, stolen, destroyed, or unfit for use with replacement parts free of any encumbrance (and title thereto shall vest in Lessor immediately upon installation); provided, however that the foregoing requirement to replace parts of Equipment shall not apply in the case of an Event of Loss as described in Section 3.4(b)(ii) herein.

3.3 Taxes. In addition to the Rent due hereunder, Lessee agrees to pay and indemnify Lessor for, and hold Lessor harmless from and against all taxes, assessments, fees and charges (hereinafter called "Imposts") together with any penalties, fines or interest thereon levied and imposed by any governmental agency or unit (state, local, federal, domestic or foreign): (a) with respect to the Lease; (b) upon the Equipment, its value or any interest of Lessor and/or Lessee therein; (c) upon or on account of any sale, rental, purchase, ownership, possession, use, operation, maintenance, delivery or return of the Equipment; or (d) on account of, or measured by, the gross earnings or gross receipts arising from the Equipment, or value added thereto, other than taxes imposed on or measured by the net income or capital of Lessor. The amount of such Impost shall become Supplemental Rent to be paid by Lessee upon Lessor's demand. If any Impost relates to a period during the term of the Lease (no matter when it is assessed) then Lessee's liability for such Impost shall continue, notwithstanding the expiration or termination of the Lease, until all such Imposts are paid by Lessee.

3.4 Loss of Equipment.
  (a) Risk of Loss. Lessee shall bear the entire risk of the Equipment being lost, damaged, destroyed or rendered permanently unfit or unavailable for use after its shipment to Lessee and until it is surrendered to Lessor in accordance with Section 3.11 hereof.
  (b) Damage/Event of Loss. (i) In the event any item of Equipment is damaged to a material extent by any occurrence whatsoever, Lessee shall promptly notify Lessor and shall determine within 15 days of the date of such notice whether such item of Equipment can be repaired. If such Equipment can be repaired, Lessee shall at its cost and expense repair such Equipment to its original condition. (ii) In the event any item of Equipment shall be lost, stolen, destroyed, damaged beyond repair or rendered permanently unfit or unavailable for use (through a governmental taking or any other event), for any reason whatsoever (any such occurrence being referred to as an "Event of Loss"), Lessee shall promptly notify Lessor and pay to Lessor, on the first day of the month immediately following such Event of Loss, an amount equal to the Casualty Value applicable to such item of Equipment calculated as of the immediately preceding Basic Rent Date plus any unpaid Rent and the installment of Basic Rent for such item of Equipment due on the Basic Rent Date following the Event of Loss. After the payment of such amounts, Lessee's obligation to pay further Basic Rent for such item of Equipment shall cease, but Lessee's obligation to pay Supplemental Rent, if any, for such item of Equipment, and to pay Rent for all other items of Equipment shall remain unchanged. (iii) Following payment of the Casualty Value and Rent for an item of Equipment in accordance with the provisions of paragraph (ii) of this Section 3.4(b), Lessor shall transfer title to such item of Equipment to Lessee on an AS IS, WHERE IS basis without representation or warranty.

  (c) Disposition of Insurance and Other Proceeds. The proceeds of insurance or any condemnation of an item of Equipment for which an Event of Loss has occurred shall be paid to Lessor (to the extent that Lessor has not previously received all Casualty Value and other payments required to be made by Lessee pursuant to the Lease), and the remainder, if any, shall be paid to Lessee. The proceeds of insurance with respect to damage to an item of Equipment, the repair of which, in the opinion of Lessee, is practicable, shall unless an Event of Default hereunder has occurred and is continuing, be applied either to such repair or to the reimbursement of Lessee for the cost of such repair.

3.5 Insurance.
  (a) Coverage. Lessee will insure for the following risks with insurers of recognized responsibility: (i) All risk of loss and physical damage to the Equipment in amounts not less than the greater of (A) the fair market replacement value or (B) the aggregate Casualty Value of all Equipment from time to time; and
(ii) Comprehensive public liability and property damage insurance with respect to the condition, possession, maintenance, operation and use of the Equipment, in an amount not less than $2,000,000 for each occurrence.
  (b) Delivery of Certificates. Lessee shall deliver to Lessor and any Assignee(s) a valid Certificate of Insurance for each such insurance policy upon the execution thereof and a Certificate of Insurance for each renewal policy not less than 30 days prior to the expiration of the original policy or any renewal policy. Such insurance shall (i) include as additional parties insured and loss payees Lessor and any Assignee(s) of whom Lessee has notice, (ii) provide that such insurance shall not be materially changed or cancelled without at least 30 days notice to Lessor and such Assignees, and (iii) provide that such policy shall not be invalidated by any negligence of, or breach of warranty by, Lessee. Upon the request of Lessor, Lessee shall provide any additional data related to the insurance as Lessor reasonably requests.

3.6 Indemnity.  Lessee agrees to indemnify, defend and hold
Lessor harmless from and against all claims, costs, expenses, damages, losses and liabilities whatsoever incurred by Lessor (including reasonable attorneys' fees) as a result of or incident to (a) the ownership, management, control, use, operation, or storage of the Equipment, or any part thereof during the term of the Lease, or (b) any default by Lessee under the Lease. Lessee and Lessor shall each give the other immediate written notice of any suit, attachment, lien or other judicial process affecting the Equipment of which they have knowledge. Lessor shall have the right to appear in defense of any such suit or proceeding. The appearance of Lessor in such a suit or proceeding shall not constitute a waiver of its right to require Lessee to fulfill its obligations under the Lease.

3.7 Inspection. Lessee shall permit any person designated by Lessor, at Lessor's expense, to visit and inspect the Equipment, or any part thereof, at such reasonable times and places and as often as Lessor may reasonably request.

3.8 Sublease/Relocation; Lessee Assignment; Pledge.
  (a) Provided that no Event of Default or event which, with notice or lapse of time could become an Event of Default, has occurred and is continuing, Lessee may, with Lessor's prior written consent, sublease or relocate the Equipment to another location within the continental United States, provided that (i) Lessee promptly upon invoice reimburses, and indemnifies and holds Lessor harmless from and against any costs, claims, damages and expenses relating in any way to such sublease or relocation (including without limitation, the cost of obtaining any necessary Assignee consent, any UCC filings, additional taxes, transportation charges and licenses); (ii) any sublease shall be expressly subject and subordinate to the terms of this Lease; (iii) Lessee shall assign its rights under such sublease to Lessor as additional collateral and security for Lessee's obligations hereunder; and (iv) Lessee and its sublessee shall cooperate with Lessor as necessary to protect Lessor's title to the Equipment and Lease. No relocation or sublease shall relieve Lessee from any of its obligations hereunder. EXCEPT AS EXPRESSLY PROVIDED ABOVE, LESSEE SHALL NOT ASSIGN, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF THIS LEASE OR ITS INTEREST HEREIN.
  (b) Lessee shall not create, incur, assume or suffer to exist any liens on or with respect to the Equipment, Lessor's title thereto or any interest therein (and Lessee will promptly, at its own expense, take such action as may be necessary duly to discharge any such lien), except (i) the respective rights of Lessor and Lessee as herein provided, (ii) inchoate materialmen's, mechanic's or other like liens arising in the ordinary course of business of Lessee and not delinquent, and (iii) liens granted by Lessor to any Assignee.

3.9 Identification. Upon request, Lessee shall mark or permit Lessor to mark each item of Equipment in a reasonably prominent location with a legend stating Lessor's ownership of such item of Equipment and Lessee shall not allow the name of any other party to be placed on the Equipment.

3.10 Alterations, Modifications or Additions. Lessee may, at its own expense and upon prior notice to Lessor, make or permit others to make Equipment alterations, modifications or additions (such as memory upgrades and feature additions), provided such alterations, modifications or additions are readily removable without causing material damage to the Equipment, do not interfere with the maintenance thereof, do not create a safety hazard, and are not subject to any security interest, rent or other right or claim held or retained by a third party. Such alterations, modifications and additions may be removed by Lessee at the expiration or termination of the Lease term (including any extensions), and shall be removed at such time if requested by Lessor. Any such alterations, modifications and additions which are not removed by Lessee shall become the property of Lessor. Except as specifically provided above, no Equipment alterations, modifications or additions shall be made or permitted by Lessee.

3.11 Transportation and Equipment Return. All transportation, rigging, transit insurance and other charges payable for delivery of the Equipment to and from the premises of Lessee, and all installation, disconnect and packing charges, shall be paid by Lessee or the Equipment supplier. On or before the Expiration Date or earlier termination of the Lease, Lessee shall at its cost and expense surrender possession of the Equipment at such location(s) in the continental United States of America as Lessor may direct. The Equipment is to be in the same condition upon its surrender as when the Lease commenced (ordinary wear and tear resulting from proper use excepted) and in the condition otherwise required by the provisions of the Lease. Notwithstanding anything to the contrary contained herein, the Lease shall remain in full force and effect and Lessee shall continue to pay Rent on the Equipment until it is surrendered to Lessor in the condition required by the Lease.

3.12 Financial Statements. Lessee shall upon execution hereof and within 120 days after the close of each fiscal year thereafter, furnish, or cause to be furnished to Lessor and any Assignee, the audited annual financial statements of Lessee. In addition, upon request Lessee will provide to Lessor and any Assignee quarterly financial statements in a form reasonably acceptable to the Lessor.

3.13 Federal and State Income Taxes. Lessee acknowledges that Lessor shall be entitled to claim (or have claimed) for Federal and State income tax purposes interest and depreciation deductions on the total original cost of the Equipment utilizing any method of depreciation permitted for the Equipment under the Internal Revenue Code of 1986, as amended or any applicable state tax (hereinafter called the "Code"). (All interest and depreciation deductions to which Lessor is entitled under this Section 3.13 are collectively referred to as "Allowances".) Lessee agrees to take no action inconsistent with the foregoing or which would result in the loss, disallowance, recapture or unavailability to Lessor (or an Assignee of Lessor) of the Allowances, and represents and warrants that from the time Lessor becomes the owner of the Equipment no depreciation or other tax benefits will be claimed by Lessee with respect to the Equipment. Lessee shall indemnify Lessor on an after-tax basis for any loss of all or any portion of the Allowances due to Lessee's act, omission to act, misrepresentation or any Event of Loss under
Section 3.4 above.

3.14 Representations and Warranties. Lessee hereby covenants, represents and warrants to Lessor that (i) it is a corporation duly organized, validly existing and in good standing in its state of incorporation and in every jurisdiction in which the Equipment will be located, (ii) it has taken all corporate action required to authorize the execution, delivery and performance of this Master Agreement and each Lease, and such execution, delivery and performance will not conflict with or violate any provisions of its charter or articles or certificate of incorporation, by-laws or any provisions of any agreement, order, decree or judgment by which it is bound, nor is it now in default under any of the same, (iii) there is no litigation or proceeding pending or threatened against it which may have a materially adverse effect on Lessee or which would prevent or hinder performance of its obligations hereunder,
(iv) this Master Agreement, each Lease and all documents provided therewith constitute valid obligations of Lessee, binding and enforceable against it in accordance with their respective terms,
(v) it has the power to enter into each Lease and no further action by any party is required to effectuate this Master Agreement and each Lease, (vi) all financial statements heretofore presented to Lessor are true, correct and present fairly the financial condition and results of operations of Lessee and do not contain any untrue statements or material omissions.

                       Section IV - Default & Remedies

4.1 Events of Default. The occurrence of any of the following shall constitute an "Event of Default" hereunder:
  (a) Lessor shall fail to receive all or any portion of any installment of Rent or other payment on or before the date such sum becomes due and payable; or
  (b) Any representation or warranty made in the Lease, or in any report, certificate, financial statement or other statement furnished to Lessor (or Guarantor) pursuant to the provisions of the Lease (or any representation or warranty made by Guarantor in the Guaranty), shall prove to have been false or misleading in any material respect as of the date on which the same was made; or
  (c) Lessee (or Guarantor) shall fail or refuse to duly observe or perform any other covenant, condition or agreement made by it hereunder or under any other agreement between Lessor and Lessee (or under the Guaranty), and such failure or refusal continues without remedy for a period of 15 days after written notice thereof to Lessee; or
  (d) An attachment or other lien against the Equipment resulting from any Lessee action, failure to act or responsibility shall be issued or entered and shall remain undischarged or unbonded for 10 days; or
  (e) Lessee (or Guarantor) (i) becomes insolvent, or (ii) files any application or petition in any tribunal for the appointment of a receiver or trustee for all or a significant portion of its assets, or (iii) commences any proceeding under any bankruptcy or reorganization statute or under any provision of the U.S. Bankruptcy Code or under any dissolution or liquidation law whether now or hereafter in effect, or if any petition or application of the type described above is commenced against Lessee and is not dismissed within 60 days, or (iv) makes an assignment for the benefit of creditors or an order is entered appointing a trustee or receiver for Lessee or any significant portion of its assets or adjudicating Lessee a bankruptcy.

4.2 Remedies.
  (a) If an Event of Default occurs under the Lease, Lessor may give Lessee notice of the Event of Default and upon the giving of such notice or at any time thereafter do any or all of the following (as Lessor in its sole discretion elects): (1) proceed by appropriate court action or actions to enforce performance by Lessee of the applicable covenants and terms of the Lease or to recover damages for the breach thereof; (2) take possession (by summary proceedings or otherwise) of any or all items of Equipment subject to the Lease without prejudice to any other remedy or claim herein referred to; (3) hold, sell, lease, or otherwise dispose of, any or all items of Equipment subject to the Lease, in any
manner Lessor (in its sole discretion) elects;  (4)   receive from
Lessee upon demand for any or all Equipment subject to the Lease the following amounts which Lessee shall be obligated to pay: (i) any unpaid Rent past due, (ii) as liquidated damages for loss of bargain and not as a penalty, the aggregate Casualty Value for such Equipment under the Lease in effect as of the date on which such Event of Default occurred, (iii) all costs and expenses incurred in searching for, taking, removing, keeping, storing, repairing, and restoring such items of Equipment, (iv) all other amounts then owing by Lessee hereunder, and (v) all costs and expenses, including (without limitation) reasonable legal fees and expenses, incurred by Lessor as a result of an Event of Default, or the exercise by Lessor of its remedies under this Section 4.2; (5) by notice to Lessee, declare the Lease (for any or all Equipment) cancelled without prejudice to Lessor's rights in respect of all obligations set forth in this Section 4.2 and any other obligations under the Lease then accrued and remaining unsatisfied; or (6) avail itself of any other remedy or remedies provided for by any statute or otherwise available by law, in equity or in bankruptcy or insolvency proceedings.
  (b) The remedies set forth in Section 4.2(a) are not intended to be exclusive, and each shall be cumulative. The amounts to be paid to Lessor under clause (4) of Section 4.2(a) shall be increased by interest, at the Overdue Rate, to the date of receipt by Lessor of the amount payable under said clause, from the respective due dates of such amounts or (with respect to costs, expenses, and losses for which Lessor is entitled to payment or reimbursement under said clause) from the respective dates incurred by Lessor.
  (c) Any amounts received by Lessor as the result of its sale, lease during the original term hereof, or other disposition of the Equipment hereunder shall be paid or applied in the following order: (1) to any remaining obligation of Lessee under subparagraph
(4) of Section 4.2(a), (2) to reimburse Lessee for the Casualty Value previously paid as liquidated damages, and (3) to Lessor, any remaining balance.

                          Section V - Miscellaneous

5.1 Reserved.

5.2 Expenses. Lessor and Lessee each shall bear and be responsible for its own respective costs and expenses incurred in connection with the preparation, execution and delivery of this Master Agreement and the Lease. Lessee shall pay and be responsible for any license or registration fees for the Equipment.

5.3 Performance of Lessee's Obligations. If Lessee shall fail to make any payment or perform any act required by the Lease, Lessor may, but shall not be obligated to, make such payment or perform such act for the account of and at the expense of Lessee without waiving or releasing any obligation or default. All sums expended and losses incurred by Lessor pursuant to this Section 5.3, plus interest thereon at the Overdue Rate from the date on which such sums are expended (or losses are incurred) to the date on which Lessee reimburses Lessor therefor, shall be included as Supplemental Rent hereunder and shall be paid by Lessee to Lessor upon demand.

5.4 Assignment by Lessor. Lessor may sell, transfer, grant a security interest in or assign part or all of its right, title and interest in and to the Lease, the Equipment, the Rent or any other sums due or to become due by Lessee hereunder, to third parties; and such third parties may also make such sales, transfers, grants and assignments to other third parties (all third parties referred to in this Section 5.4 being called an "Assignee" or the "Assignees"). In the event of an assignment of the Lease, (a) such assignment (unless otherwise expressly set forth therein) will not relieve the original Lessor from its duties and obligations hereunder and shall not be construed to be an assumption by the Assignee of such obligation; (b) upon notice from Lessor, Lessee shall make all payments for Rent and other amounts due under the assigned Lease directly to the Assignee identified in such notice or its designee; (c) Lessee's obligations hereunder shall not be subject to any reduction, abatement, defense, set-off, counterclaim or recoupment for any reason whatsoever; and (d) Lessee will not, after obtaining knowledge of any such assignment, consent to any modification of the assigned Lease without the consent of any Assignees of which Lessee has notice. Reference to Lessor throughout this Master Agreement shall be deemed to include any Assignees; provided, however, that the Assignees shall have no duties and obligations hereunder, except the obligation, so long as no Event of Default has occurred and the Assignee continues to receive all sums assigned hereunder, to permit Lessee to possess, use, and quietly enjoy the Equipment, according to the terms hereof. Lessee acknowledges that Lessor's assignment pursuant hereto does not materially impair Lessee's right to obtain performance, materially change the duties of Lessee, or materially increase Lessee's burden or risk under the Lease. Upon request, Lessee shall promptly execute and deliver to Lessor a written acknowledgement of the provisions of this Section and such other matters as Lessor may reasonably request.

5.5 Further Assurances. It is expressly understood and agreed that all of the Equipment shall be and remain personal property notwithstanding the manner in which the same may be attached or affixed to realty, and Lessee shall do all acts and enter into all agreements necessary to insure that the Equipment remains personal property and hereby indemnifies Lessor for all loss, cost, damage, and expense (including fees and expenses of counsel) related to or arising out of any claim that the Equipment constitutes a fixture or a part of the realty in or upon which it is located. Upon request of Lessor, Lessee shall at any time and from time to time after the execution and delivery of the Lease execute and deliver such further documents (including but not limited to opinions of counsel, acknowledgements of assignment, waivers, certificates, and UCC-1 financing statements) and do such further acts and things as Lessor may reasonably request in order fully to effect the purposes of the Lease, and any assignment hereof. Lessee hereby appoints Lessor, with full power of substitution, as its agent and attorney-in-fact, which appointment is irrevocable and coupled with an interest, to execute any financing statements in Lessee's name and to perform all other acts which Lessor deems appropriate and necessary to perfect Lessor's interest in the Equipment.

5.6 Rights, Remedies, Powers. Each and every right, remedy and power granted to Lessor hereunder shall be cumulative and in addition to any other right, remedy or power herein specifically granted or now or hereafter existing in equity, at law, by virtue of any statute or otherwise and may be exercised by Lessor from time to time concurrently or independently and as often and in such order as Lessor may deem expedient. Any failure, partial exercise, or delay on the part of Lessor in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect Lessor's right thereafter to exercise the same.

5.7 Communications. Any notice, request, demand, consent, approval or other communication provided or permitted hereunder shall be in writing (with a copy to any Assignee) and shall be sent by certified mail, or a receipted delivery service, to the address set forth herein or such other address as designated by proper notice.

5.8 Headings. Section headings are inserted for convenience only and shall not affect any interpretation of this Master Agreement. The words "herein", "hereof", "hereby", "hereto", "hereunder", and words of similar import refer to this Master Agreement as a whole (including any supplements, addenda and riders thereto to the extent applicable and the Lease on which the leased Equipment is described) and not to any particular section, or subdivision hereof.

5.9 GOVERNING LAW.  THIS MASTER AGREEMENT AND EACH LEASE SHALL
BE DEEMED TO HAVE BEEN MADE UNDER, AND SHALL BE GOVERNED BY, THE
INTERNAL LAWS OF THE STATE OF COLORADO (WITHOUT REGARD TO
PRINCIPLES OF CONFLICT OF LAWS) IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

5.10 Severability. If any provision of the Lease is prohibited by, or is unlawful or unenforceable under any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof; provided, however, that any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction; and provided, further, that where the provisions of any such applicable law may be waived, they hereby are waived by Lessee to the full extent permitted by law to the end that the Lease shall be deemed to be valid and binding agreement in accordance with its terms.

5.11 Survival, Agreement and Modifications. All representations, warranties, indemnities and covenants of Lessee contained in this Master Agreement, any Lease or other related document shall continue in full force and effect until the full payment of all amounts due notwithstanding the expiration, termination or cancellation of this Master Agreement or any Lease, provided, however, that the indemnification obligations of Lessee hereunder shall survive the payment of all amounts due hereunder and shall be available if any later claim arises which may be indemnified under the provisions hereof. This Master Agreement (including any supplements, addenda and riders) and each Lease describing the Equipment and referencing this Master Agreement contain the entire agreement between Lessor and Lessee with respect to the Equipment and supersede all prior communications, agreements and understandings, written or oral, relating to such subject matter.
In the event any conflict exists between the terms of this Master Agreement and any provisions of a Lease, the Lease shall govern with respect to the Equipment described therein. This Master Agreement and each Lease shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of Lessee and Lessor. NO MODIFICATION OR WAIVER OF THE PROVISIONS HEREOF SHALL BE EFFECTIVE UNLESS IT IS IN WRITING AND SIGNED BY THE PARTIES HERETO.

5.12 Chattel Paper. An executed Lease (Equipment Schedule), marked "Original", shall be the original of the Lease for the Equipment described on such Lease. All other executed counterparts of the Lease shall be marked "Duplicate". To the extent that the Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code of the applicable jurisdiction, no security interest in the Lease may be created through the transfer of possession of any counterpart other than the Original of a Lease.

  IN WITNESS WHEREOF, Lessor and Lessee have caused this Master
Agreement to be executed as of the date first written above.

CAPITAL ASSOCIATES
INTERNATIONAL, INC.                   GOOD TIMES DRIVE THRU INC.
(Lessor)                              (Lessee)

By:                                   By:   /s/ Thomas A. Gordon
Print Name:                           Print Name: Thomas A. Gordon
Title:                                Title:   Chief Financial Officer
                                      Federal I.D. Number 84-1043488

                               AMENDMENT NO. 1            Doc #402001
                                   to the
        Master Lease Agreement #4020 dated May 24, 1995 (the "Master
                                Agreement")
                                  between
              Capital Associates International, Inc. as Lessor
                                    and
                    Good Times Drive Thru Inc. as Lessee


     THIS AMENDMENT to the Master Agreement is entered into as of May 24, 1995, between Capital Associates International, Inc.
("Lessor") and Good Times Drive Thru Inc. ("Lessee").

     WHEREAS, the parties wish to modify the Master Agreement as hereinafter set forth;

     NOW THEREFORE, in consideration of these premises and other valuable consideration, Lessee and Lessor hereby agree to amend the following terms and conditions to the Master Agreement:


     1.   Section 3.4 Loss of Equipment.  Insert the following in
          Section 3.4(b)(i) after "Equipment": "valued at more than $10,000."

     2.   Section 3.14 Representations and Warranties.  Insert
          "identified" between "all" and "financial statements" in Section 3.14(vi) and delete the word "true" in
          Section 3.14(vi).

     3. Section 4.1 Events of Default. Change "15 days" to "30 days" in Section 4.1(c).

     4. Section 4.1 Events of Default. Insert the following at the end of Section 4.1 (e):

          "or, (f) Lessee (or any Guarantor) fails to maintain at all times a Net Worth greater than or equal to $5,500,000 and a total long term liabilities to Net Worth ratio of less than or equal to 1.5 to 1. Net Worth shall be defined as net worth of the company at the time in question after deducting therefrom the amount of all intangible items, including all intangible expansion costs, all unamortized debt discount and expense, unamortized research and development expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, unamortized excess cost of investment in subsidiaries over equity at dates of acquisition, and all similar items which should properly be treated as intangibles in accordance with generally accepted accounting principles (excluding however, capitalized restaurant preopening expenses which are to be amortized over a twelve month period), or

          (g) Lessee (or any Guarantor) shall suffer a material adverse change in its financial condition from the date hereof as a result of which the Lessor deems itself or any of the Equipment to be insecure, or

          (h) Lessee (or any Guarantor) shall (1) sell all or substantially all of its assets, or (2) be a party to any merger or consolidation in which the Lessee (or any Guarantor) is not the surviving entity unless the buyer of such assets or the surviving entity satisfies all of the financial requirements of item (f) above and the buyer or surviving entity receives final credit approval by Lessor, or

          (i) Lessee (or any Guarantor) shall default under any material agreement to which Lessee (or any Guarantor) is a party, including, but not limited to, any indenture or loan agreement, or lease, mortgage or deed of trust with respect to the real property on which the Equipment is located, and such default could have a material adverse effect on Lessee's (or Guarantor's) ability to perform its obligations under the Lease (or Guaranty Agreement) or on the Equipment or Lessor's interest therein."

     5.   Section 4.2 Remedies.  Insert "10 days after" following
          "upon" and insert "provided that the Event of Default is not cured Lessor may" following "thereafter" in
          Section 4.2 (a).

     6. Section 5.4 Assignment by Lessor. Delete "and" before "(d)" and after "notice" in (d) add: "and, (e) Lessee's obligations do not include any sales, use, property or other taxes which may be required to be paid in connection with the subsequent Assignment of the Lease to a third party."

     7. It is understood and agreed that this Amendment shall become a part of and be incorporated into the Master Agreement effective upon its execution by all parties named below. All terms and conditions of the Master Agreement, except as expressly modified herein, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Master Agreement as of the date first written above.


CAPITAL ASSOCIATES
INTERNATIONAL, INC.           GOOD TIMES DRIVE THRU INC.
     (Lessor)                           (Lessee)

BY: /s/ John A. Reed          BY: /s/ Thomas A. Gordon
PRINT NAME: John A. Reed      PRINT NAME: Thomas A. Gordon
TITLE: Vice President         TITLE: Chief Financial Officer